Exhibit 99.2

Filed by Liberty Media Corporation Pursuant to Rule 425

Under the Securities Act of 1933

and Deemed Filed Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Liberty Media Corporation

Exchange Act File No. 000-51990

Excerpts from the Press Release

Liberty also announced today that it intends to effect a reclassification of its Liberty Capital tracking stock, subject to stockholder approval and the closing of its previously announced exchange transaction with News Corporation.  In the reclassification, Liberty would create a new tracking stock to be designated its Liberty Entertainment common stock.  It would attribute to a new Liberty Entertainment Group the approximate 38.5% interest in The DirecTV Group, Inc. it expects to receive from its exchange transaction with News Corporation, as well as the three regional sports networks and approximately $588 million in cash it will acquire in that transaction.  It is expected that Liberty would also attribute to Liberty Entertainment Group its interests in Starz Entertainment, LLC, Starz Media, LLC, FUN Technologies, Inc., GSN LLC and WildBlue Communications, Inc, which are currently attributed to the Capital Group.  Liberty expects that the new group would also be attributed approximately $550 million of Liberty Media’s publicly traded exchangeable debt.  The businesses, assets and debt not attributed to Liberty Entertainment Group from Liberty Capital Group would continue to be attributed to Liberty Capital Group, which would retain its name.  There would be no change to the businesses, assets and liabilities attributed to the Liberty Interactive Group by virtue of the reclassification.

Liberty President and CEO Greg Maffei stated, “The reclassification should achieve two purposes.  First, it will create a focused distribution and programming business in Liberty Entertainment.  We believe this new Liberty Entertainment group equity should increase shareholder value and provide a strong currency that will increase our strategic flexibility.  Second, the new Liberty Capital group will focus the complexity that contributes to our trading discount into a single, smaller group of assets that can be more effectively simplified over time.”

Additional Information

Nothing in this release shall constitute a solicitation to buy or an offer to sell shares of the reclassified Liberty Capital tracking stock or Liberty Entertainment tracking stock.  The offer and sale of Liberty’s tracking stocks in the proposed reclassification will only be made pursuant to an effective registration statement.  Liberty stockholders and other investors are urged to read the registration statement, including the proxy statement/prospectus to be contained therein, to be filed by Liberty with the SEC, because it will contain important information about the transaction.  A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov).

Participants in Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the reclassification.  Information regarding Liberty’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

Excerpts from the Earnings Call

“Company Representative: As we announced this morning, upon completion of our asset exchange with NewsCorp., we will issue to new tracking stocks.  One of these groups designated Liberty Entertainment is expected to have attributed to it the assets obtained in the News Corp. exchange including the 38.5% stake in DIRECTV, which is probably now actually about a 40% stake in DIRECTV, given their share repurchases, the three regional sport sports networks in the northwest, Rocky Mountain and Pittsburgh, and $588 million in cash.  Liberty’s interest in Starz Entertainment, Starz Media, Fun Technologies, our 50% interest in GSN and our stake in WildBlue, and approximately $551 million of exchangeable debt, are all expected to be attributed to Liberty Entertainment.  The other new tracking stock will remain the Liberty Capital name and will include all the businesses, assets and liabilities previously attributed to Liberty Capital, other than the list that I just went through that will be attributed to Liberty Entertainment.  No changes will be made to Liberty Interactive tracking stock.  We believe this change, the issuance of two tracking stocks, will further our efforts to reduce the complexity inherent in the diverse group of assets and financial instruments attributed to the existing Liberty Capital.  It will give our investors the opportunity to further focus their investment and will create a currency to give us enhanced financial flexibility at Liberty Entertainment.  This structural change will also further concentrate the remaining non-core assets attributing them to the new Liberty Capital, where each transaction to rationalize those assets, including their conversion to operating assets, will have a more material effect on reducing the discount at which the tracking stocks trade.”

* * *

“Company Representative: Today we announced our intent to take another important step in simplifying the assets attributed to Liberty Capital, by reclassifying the equity into the two new tracking stocks, Liberty  Entertainment and Liberty Capital.  As I detailed earlier, we believe this change will further our efforts to reduce complexity, while giving investors the opportunity to focus their investment capital on the most attractive vehicle for their interest.  It will also create, we believe, a currency, which should give us enhanced financial flexibility.”

* * *

“Caller: I was interested in a little bit more information on the new tracking stock.  Will the terms you proposed be similar to those of the LINTA Liberty Capital split, where the company’s going to be put back together again without a shareholder vote?  Any other details you think might be relevant, and also what are the tax implications?

Company Representative:  I think I’m going to hold on how those combinations would work until we distribute more information in the form of the proxy.  But I think we’ll obviously endeavor to make sure that it’s fair to all parties and that it makes sense for all parties.  If you look what’s happened here, we can just give some color.  We split off Liberty Interactive and Liberty Capital because we thought we had a cogent group of companies and businesses and investments that fit together in Liberty Interactive and we had somewhat more of a mish mash at Liberty Capital.  We’ve now come together and, because of our proposed exchange, which we believe will close, we will have a logical group of companies and investments that fit together and are synergistic and additive together at Liberty Entertainment.  So our focus that these companies, not that they will come back with the Liberty Capital, but really that they will have, would make sense that they are in their cohesive unit and candidly, I think they have more synergies with Liberty Interactive -- but we will outline all of that in the proxy when that comes forth.  As far as the tax matters, I’m not exactly sure about what you’re aiming at there, Doug, but there will be a tax treaty between the businesses, similar to the tax treaty that is currently in place between Liberty Interactive and Liberty Capital today.

Caller: I guess what I’m curious about is strategically, is there anything that would, you know, stop you or limit you from taking any one of the three tracking stocks and, you know, selling them to another company or buying them?

Company Representative: Well, I think that’s -- look, I mean candidly, that’s always a challenge, only in that, you know, you, you can certainly do that, but does the buyer want to be part of the group?  And, you know, and still owning shares in a group in which they have issues because you’re not disconnected from the group, from a credit perspective.  You’re still from part of the same tax group, etcetera.  So that would need to be thought through.  The other point about this all is that we’re working hard to ensure that we have maximum flexibility and that if, you know, we have opportunities to have these in the hands of our shareholders eventually, if that makes sense at some point, that’s not our plans today, but we believe, you know, we’re going to create as much flexibility to do that if we want.”

* * *

“Caller: I just had two questions regarding the new Liberty Entertainment tracker.

Company Representative: We just wanted to make sure your research reports came true, Jason.  We try.

Caller: Very kind of you to make strategic decisions based on our -- the stuff we print.  Anyway, I was a little bit surprised on the 551 million of exchangeables that you’re going to put at the Liberty Entertainment side.  I was wondering if you could just talk a little bit about the thinking there.  And then second, I was also curious about the allocation of cash.  I think you said 580 million of cash.

Company Representative: What we’re anticipating is that we will send over one of the exchangeable issues, which is, in which the, the potential for exchange is very low and it is considerably, the stock is considerably out of the exchange money, therefore highly unlikely will be exchanged and there’s no real exposure.  We don’t believe there’s significant exposure or risk at Liberty Entertainment shareholders will have to pay more than the face amount of the debt.

Caller: Got it.

Company Representative: So we think that’s a true anticipation if we send that one issue over, it would be true -- or if we attribute that one issue.  Obviously they are all part of the same legal entity, attribute the one issue, it would not be a burden on them in excess, the Liberty shareholders in excess of the face amount of 551.

Caller: Understood.

Company Representative: And the cash, the cash that would be being received is the cash that we will receive upon the completion of the exchange with News.

Caller: Understood.

Company Representative: So our deal with News, we would give them exactly what we got from News, the Liberty Entertainment shows will get the stake in direct, the three RSNs and that cash.

Caller: Okay.  That’s very helpful.

Company Representative: That is the general -- that’s what we anticipate will be in there.”

Excerpts from the Slide Show

Forward Looking Statements

Additional Information

Nothing herein shall constitute a solicitation to buy or an offer to sell shares of the reclassified Liberty Capital tracking stock or Liberty Entertainment tracking stock.  The offer and sale of Liberty’s tracking stocks in the proposed reclassification will only be made pursuant to an effective registration statement.  Liberty stockholders and other investors are urged to read the registration statement, including the proxy statement/prospectus to be contained therein, to be filed by Liberty with the SEC, because it will contain important information about the transaction.  A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov).

Participants in Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the reclassification.  Information regarding Liberty’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

Second Quarter Highlights

•                  Announced plan to issue two new tracking stocks

•                  Liberty Entertainment group & Liberty Capital group

•                  Further reduces complexity

•                  Increases strategic flexibility

Second Quarter Summary

•                  Looking ahead

•                  Reclassification of Liberty Capital into two new tracking stock groups

•                  Liberty Entertainment

•                  Liberty Capital